   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002
                                        REGISTRATION NO. 333 - _______________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CORNELL COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware
    (STATE OR OTHER JURISDICTION OF                    76-0433642
     INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER
                                                   IDENTIFICATION NO.)

    1700 West Loop South, Suite 1500
             Houston, Texas                               77027
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       Cornell Companies, Inc. Amended and Restated 1996 Stock Option Plan
             Cornell Companies, Inc. 2000 Broad-Based Employee Plan
                            (FULL TITLE OF THE PLAN)

                                 Steven W. Logan
                             Chief Executive Officer
                        1700 West Loop South, Suite 1500
                              Houston, Texas 77027
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 623-0790
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                        AMOUNT                 PROPOSED
                                         TO BE                  MAXIMUM                PROPOSED MAXIMUM
TITLE OF SECURITIES                   REGISTERED            OFFERING PRICE                 AGGREGATE                AMOUNT OF
TO BE REGISTERED                        (1) (3)              PER SHARE(2)              OFFERING PRICE(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,  PAR VALUE $.001
PER SHARE                               547,351                  $17.86                 $9,772,952                   $900
=================================================================================================================================

(1) Represents the maximum number of additional shares that may be issued under the Cornell Companies, Inc. Amended and Restated 1996 Stock Option Plan (432,119 shares) and the Cornell Companies, Inc. 2000 Broad-Based Employee Plan (115,232 shares), and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Common Stock on January 17, 2002 as reported on the New York Stock Exchange with respect to 432,119 shares of Common Stock that may be issued under the Cornell Companies, Inc. Amended and Restated 1996 Stock Option Plan and 115,232 shares of Common Stock that may be issued under the Cornell Companies, Inc. 2000 Broad-Based Employee Plan.
(3) Includes the Series A Junior Participating Preferred Stock Purchase Rights ("Rights") of the Company associated with the shares of Common Stock being registered.

      Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-19145 and 333-80187 relating to the Cornell Companies, Inc. Amended and Restated 1996 Stock Option Plan described herein are incorporated herein by reference and the contents of Registration No. 333-52236 relating to the Cornell Companies, Inc. 2000 Broad-Based Employee Plan described herein are incorporated herein by reference.

                              EXPLANATION STATEMENT

      This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with Cornell Companies, Inc. Amended and Restated 1996 Stock Option Plan and the Cornell Companies, Inc. 2000 Broad-Based Employee Plan.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

     The following documents are filed as a part of this Registration Statement:

     EXHIBIT NO.   DESCRIPTION
     -----------   -----------

        5.1        Opinion of Locke Liddell & Sapp LLP

       23.1        Consent of Arthur Andersen LLP

       23.2        Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)

       24.1        Power of Attorney

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of January, 2002.


                                    CORNELL COMPANIES, INC.


                                    By: /s/ STEVEN W. LOGAN
                                        -----------------------------------
                                        Steven W. Logan
                                        President, Chairman of the Board and
                                        Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                   TITLE                                        DATE
         -----------                                 --------                                    ---------
/s/ STEVEN W. LOGAN                       President, Chairman of the Board of                January 18, 2002
-------------------------------           Directors and Chief Executive Officer
STEVEN W. LOGAN                           (Principal Executive Officer)


/s/ JOHN L. HENDRIX                       Senior Vice President and                          January 18, 2002
-------------------------------           Chief Financial Officer
JOHN L. HENDRIX                           (Principal Financial and Accounting Officer)


*/s/ ANTHONY R. CHASE                     Director                                           January 18, 2002
-------------------------------
ANTHONY R. CHASE

*/s/ JAMES H.S. COOPER                    Director                                           January 18, 2002
-------------------------------
JAMES H.S. COOPER

*/s/ DAVID M. CORNELL                     Director                                           January 18, 2002
-------------------------------
DAVID M. CORNELL

*/s/ PETER A. LEIDEL                      Director                                           January 18, 2002
-------------------------------
PETER A. LEIDEL

*/s/ ARLENE R. LISSNER                    Director                                           January 18, 2002
-------------------------------
ARLENE R. LISSNER

*/s/ HARRY J. PHILLIPS, JUNIOR            Director                                           January 18, 2002
------------------------------
HARRY J. PHILLIPS, JUNIOR

*/s/ TUCKER TAYLOR                        Director                                           January 18, 2002
-------------------------------
TUCKER TAYLOR

*/s/ MARCUS A. WATTS                      Director                                           January 18, 2002
-------------------------------
MARCUS A. WATTS


*By: /s/ STEVEN W. LOGAN
     --------------------------
     STEVEN W. LOGAN
     Attorney-in-Fact


                                  EXHIBIT INDEX



   EXHIBIT NO.    DESCRIPTION
   -----------    -------------------------------------------------

       5.1        Opinion of Locke Liddell & Sapp LLP

      23.1        Consent of Arthur Andersen LLP

      23.2        Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)

      24.1        Power of Attorney